                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               THE ADVEST GROUP, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            THE ADVEST GROUP, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:_________________________________________________

    (2) Form, Schedule or Registration Statement No.:___________________________

    (3) Filing Party:___________________________________________________________

    (4) Date Filed:_____________________________________________________________

Notes:

[LOGO OF THE ADVEST GROUP, INC.]

                             THE ADVEST GROUP, INC.
                              280 TRUMBULL STREET
                          HARTFORD, CONNECTICUT 06103

                               DECEMBER 20, 1994


                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT



The Annual Meeting of Stockholders of The Advest Group, Inc. will be held Thursday, January 26, 1995 at 10:30 a.m. at the Sheraton Hotel, Trumbull Street, Hartford, Connecticut, for the following purposes:

  1.   To elect four directors;

  2.   To adopt the 1994 Non-Employee Director Stock Option Plan;

  3. To vote on the stockholder proposal described in the attached Proxy Statement, if the proposal is presented at the meeting; and

  4. To transact such other business as may properly come before the meeting or any adjournment.

Record holders of Common Stock as of the close of business on December 12, 1994 are entitled to receive notice of and vote at the meeting or any adjournment.

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND
RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.   If you are present at the meeting
and would prefer to vote in person rather than by proxy, you would, of course, have that privilege.



                                         By Order of the Board of Directors

                                         /s/ Lee G. Kuckro

                                         Lee G. Kuckro
                                         Secretary

                                PROXY STATEMENT

This Proxy Statement is being furnished on or about December 20, 1994 in connection with the solicitation of proxies by the Board of Directors of The Advest Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Thursday, January 26, 1995. Stockholders of record at the close of business on December 12, 1994 are entitled to notice of and to vote at the meeting. On that record date, 8,507,415 shares of the Company's Common Stock were outstanding and entitled to vote.

Properly signed proxies will be voted in accordance with the stockholder's directions. Where specific choices are not indicated, proxies will be voted for proposals 1 and 2 and against proposal 3. If a proxy or a ballot indicates that a stockholder or nominee abstains from voting or that shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, and those shares will not be reflected in the final tally of the votes cast with regard to that proposal. Those shares will be counted as in attendance at the meeting for purposes of determining a quorum. Any proxy may be revoked at any time before it is voted by delivery of written notice to the Secretary of the Company, by a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The holders of a majority of the shares entitled to vote at the meeting must be present in person or by proxy to constitute a quorum. A plurality of the votes cast for the election of directors by the stockholders attending the meeting in person or by proxy will elect directors to office (proposal 1). An affirmative majority of the votes cast at the meeting in person or by proxy is required for approval of proposals 2 and 3. Each share is entitled to one vote.

All costs of solicitation of proxies will be borne by the Company. In addition to this solicitation by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, mail and personal interview. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

Shares owned through the Company's Dividend Reinvestment Plan on the record date are included in the share ownership figures presented on the enclosed proxy card. Fractional shares held in the plan have no voting rights.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides for a Board of Directors divided into three classes whose terms expire at different times. The Board of Directors has fixed the number of directors at 9 and has selected four nominees for election at the Annual Meeting. Of these nominees, Mr. George A. Boujoukos, Mr. Anthony A. LaCroix and Dr. Corine T. Norgaard are currently directors and have been nominated for election to additional three-year terms expiring in 1998. Mr. Sanford Cloud, Jr. is not currently a director and has been nominated for a two-year term expiring in 1997. Information regarding the four nominees and the five continuing directors whose terms expire in 1996 or 1997 is set forth below.

The accompanying proxy will be voted for the election of the Board's nominees, unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote for the remaining Board nominees and, unless the number of directors is reduced by the Board, for such other person as the Board may designate. All nominees have indicated that they are willing and able to serve as directors if elected.


                       [LOGO OF THE ADVEST GROUP, INC.]

NOMINEES FOR ELECTION TO THE BOARD

NOMINEES FOR THREE-YEAR TERMS EXPIRING AT THE 1998 ANNUAL MEETING OF
STOCKHOLDERS:

GEORGE A. BOUJOUKOS                                       DIRECTOR SINCE 1977

Mr. Boujoukos, age 60, is Executive Vice President-Capital Markets of Advest, Inc. He joined the Company in 1961.

ANTHONY A. LACROIX                                        DIRECTOR SINCE 1977

Mr. LaCroix, age 65, is Vice-Chairman of the Board of Directors. He joined the Company in 1964 and became Chief Executive Officer in 1979, serving in that capacity until his retirement in 1990. Mr. LaCroix served as Chairman of the Board of Directors from 1982 through December 1993.

CORINE T. NORGAARD                                        DIRECTOR SINCE 1983

Dr. Norgaard, age 57, is Dean of the State University of New York at Binghamton, School of Management. From 1969 through 1993 she was associated with the University of Connecticut, School of Business, most recently serving as director of External Affairs and Development and Professor of Accounting. Dr. Norgaard is a director of the Aetna Variable Fund, Aetna Encore Fund, Aetna Income Shares Fund and Aetna Series Fund.

NOMINEE FOR A TWO-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS:

SANFORD CLOUD, JR.                                        NOMINEE FOR DIRECTOR

Mr. Cloud, age 50, has been President of the National Conference of Christians and Jews since April 1994. Prior to that, he was an attorney in private practice (from 1993 to 1994) and Vice President, Corporate Public Involvement for Aetna Life and Casualty Company and Executive Director of the Aetna Foundation (from 1986 to 1992). Mr. Cloud is a member of the Board of Directors of Independent Sector, the Council of Foundations, the Hartford Seminary and the Juvenile Diabetes Foundation and is Chairman of the Board of the Children's Fund of Connecticut.


MEMBERS OF THE BOARD CONTINUING IN OFFICE

MEMBERS WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS:

RICHARD G. DOOLEY                                         DIRECTOR SINCE 1983

Mr. Dooley, age 65, served as Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company from 1978 through his retirement in 1993. He continues to act as consultant to that company. Mr. Dooley is a director of Hartford Steam Boiler Inspection & Insurance Co., Kimco Realty Corp., Jefferies Group, Inc., and certain Massachusetts Mutual-sponsored investment companies.

JOHN A. POWERS                                            DIRECTOR SINCE 1992

Mr. Powers, age 68, was employed by Heublein Inc. in 1973, becoming President and Chief Executive Officer in 1983 and Chairman and Chief Executive Officer in 1986. He retired in December 1991 and is presently Chairman Emeritus of Heublein, Inc. Mr. Powers is a director of Hartford Steam Boiler Inspection and Insurance Company.

ROBERT L. THOMAS                                          DIRECTOR SINCE 1977

Mr. Thomas, age 57, is President of Boston Security Counsellors, Inc. and Executive Vice President of Advest, Inc. Mr. Thomas became President of Boston Security Counsellors, Inc. in 1989. He is a trustee of the Advest Advantage Family of Funds and the Scottish Widows International Fund.

MEMBERS WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS:

GRANT W. KURTZ                                           DIRECTOR SINCE 1989

Mr. Kurtz, age 52, is Senior Executive Vice President of the Company and President of Advest, Inc. He joined the Company in 1985 and became Senior Executive Vice President of the Company and Advest, Inc. in 1988. In October 1990, Mr. Kurtz became President of Advest, Inc. He is a director of Billings Management Co.

ALLEN WEINTRAUB                                          DIRECTOR SINCE 1977

Mr. Weintraub, age 59, is President, Chief Executive Officer and Chairman of the Board of the Company and Chief Executive Officer of Advest, Inc. He joined a predecessor company in 1955 and became President of the Company in 1989, Chief Executive Officer in 1990 and Chairman of the Board in December 1993. Mr. Weintraub is a director of Phoenix Real Estate Securities, Inc. and Advest Bank and a trustee of the Advest Advantage Funds and the Scottish Widows International Fund.

Messrs. Charles T. Larus and Anthony E. Cascino have resigned as directors effective on December 31, 1994 and at the Annual Meeting of Stockholders, respectively. Mr. Larus was formerly President and Chief Executive Officer of the Company until his retirement in 1979 and has served as director since 1977. Mr. Cascino has served as director and as Chairman of the Audit Committee since 1980. The Board of Directors of the Company has voted to commend Messrs. Larus and Cascino, and to express the gratitude of the Company, for their devoted service on behalf of the Company over these many years.


                     COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee and a Stock Option and Compensation Committee.

The Executive Committee, which consists of Messrs. Dooley, Kurtz, LaCroix and Weintraub and Dr. Norgaard, has authority to act on behalf of the Board of Directors between the meetings of the Board except with respect to fundamental changes and certain other major matters.

The Audit Committee, which at the date of this Proxy Statement consists of Messrs. Cascino (Chairman), Dooley and Powers and Dr. Norgaard, is primarily responsible for reviewing the scope of the audits conducted by the Company's independent accountants, analyzing the reports and recommendations of the accountants, and reviewing various internal audit reports.

The Nominating Committee, which at the date of this Proxy Statement consists of Messrs. LaCroix (Chairman), Cascino, Dooley and Larus, is responsible for nominating the slate of directors to be recommended for election to the Company's Board of Directors at the next-following Annual Stockholders' Meeting.

The Stock Option and Compensation Committee, which at the date of this Proxy Statement consists of Messrs. Dooley (Chairman), Cascino, Larus and Powers, determines the compensation of senior management, subject to the authority reserved to the Board of Directors. The Committee also administers the Company's incentive bonus plans and stock option plans.

During the fiscal year ended September 30, 1994, the Board of Directors met six times, the Executive Committee did not meet, the Audit Committee met four times, the Nominating Committee met once and the Stock Option and Compensation Committee met twice. Each continuing director other than Ms. Norgaard attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served.

                     COMPENSATION OF NON-OFFICER DIRECTORS

Non-officer directors receive an annual retainer of $4,000, a fee of $2,000 for each meeting of the Board attended and a fee of $750 for each committee meeting attended. Non-officer committee chairmen receive an additional $500 for each meeting of such committee which they attend. Non-officer chairmen or Vice Chairmen of the board receive a fee of $10,000 for each meeting of the Board attended. If Proposal 2 is approved by stockholders, each non-officer director will receive on the date of the Annual Meeting an option to purchase 1,500 shares of Common Stock. See "Proposal 2. Non-Employee Director Stock Option Plan."

                             SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on review of copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended September 30, 1994 all such reporting requirements were complied with in a timely manner.

                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

                 OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth the beneficial ownership of the Company's Common Stock as of November 30, 1994 by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors, nominees and executive officers as a group. All individuals named in the table have sole voting and investment power over the shares reported as owned, except as otherwise stated.


                                                 Number                 Percentage
     Name                                      of Shares(1)              of Class
     ----                                      ------------             ----------
Charles P. Bassos                             10,004(2)(5)                  *
Harry H. Branning                              5,495(3)(5)                  *
George A. Boujoukos                          142,645(2)(3)(4)(5)          1.68%
Anthony E. Cascino                             4,000                        *
Sanford Cloud, Jr.                               600                        *
Richard G. Dooley                              5,815(4)                     *
Grant W. Kurtz                                47,344(2)(3)(4)(5)            *
Anthony A. LaCroix                            60,079(3)(4)                  *
Charles T. Larus                              89,169(4)                   1.05%
Corine T. Norgaard                            13,710(4)                     *
John A. Powers                                 2,000                        *
Robert L. Thomas                              53,371(2)(5)                  *
Allen Weintraub                              120,068(2)(3)(5)             1.40%
All directors, nominees and executive
  officers as a group (15 persons)           630,700(2)(3)(4)(5)          7.31%

- -------------------
*  Less than one percent

(1) As used in this Proxy Statement, "beneficial ownership" means sole or shared power to vote and/or sole or shared investment power with respect to shares of Common Stock, or the right to acquire such power within 60 days.

(2) Includes the following numbers of shares subject to options exercisable within 60 days of November 30, 1993: Messrs. Bassos (10,000), Boujoukos (7,500), Kurtz (19,000), Thomas (14,500) and Weintraub (35,000), all
     directors, nominees and executive officers as a group (108,500).

(3) Includes the following numbers of shares issuable upon conversion of the Company's 9% Convertible Subordinated Debentures: Messrs. Branning (295), Boujoukos (368), Kurtz (2,579), LaCroix (7,369) and Weintraub (4,422), all directors, nominees and executive officers as a group (15,034).

(4) Includes the following numbers of shares (or shares issuable upon conversion of debentures) owned by, or in joint tenancy with, members of such persons' immediate families residing in the same household: Messrs. Boujoukos (5,159), Dooley (5,815), (Kurtz 4,368), LaCroix (7,369) and Larus
     (544), Dr. Norgaard (8,976), all directors, nominees and executive officers as a group (69,268). Includes the following numbers of shares held as trustee or custodian for the benefit of others: Mr. Larus (1,000), Dr. Norgaard (3,034), all directors, nominees and executive officers as a group (4,034). Beneficial ownership of certain of these shares may be disclaimed.

(5) Includes the following numbers of shares held in Advest Thrift Plan ESOP and 401(k) Accounts: Messrs. Bassos (4), Branning (1,200), Boujoukos (4,723), Kurtz (665), Thomas (4,642) and Weintraub (4,722), all directors, nominees and executive officers as a group (29,070). Under that plan, participants may direct the voting of shares held in their ESOP accounts but are restricted in their ability to dispose of such shares.

                      OWNERSHIP BY CERTAIN OTHER PERSONS

The following table sets forth information regarding all persons known to the Company to be the beneficial owner of more than five percent of the Common Stock of the Company as of December 2, 1994.


                                 Number                    Percentage
   Name and Address            of Shares                    of Class
   ----------------            ---------                   ----------
Mr. Peter R. Kellogg
c/o Spear, Leeds & Kellogg
120 Broadway
New York, NY 10271              1,564,500(1)                 18.38%

The Advest Thrift Plan
Advest, Inc., as Fiduciary
One Commercial Plaza
Hartford, CT  06103               743,947(2)                  8.74%


- -----------------
(1) Such information as to beneficial ownership is derived in from a Report on Form 4 for the month of November 1993 filed by Mr. Kellogg. In that Form 4, Mr. Kellogg reported direct beneficial ownership of 500,000 shares. In addition, Mr. Kellogg reported indirect beneficial ownership as follows:
     910,000 shares held by a corporation of which Mr. Kellogg is the sole holder of voting stock; 100,000 shares held by Mr. Kellogg's spouse; 20,000 shares held by a non-profit corporation of which Mr. Kellogg is a trustee; and 34,500 shares held by a firm of which Mr. Kellogg is a senior Managing Director. Mr. Kellogg disclaimed beneficial ownership of such indirect holdings. Under an arrangement with the Office of Thrift Supervision, Mr. Kellogg and certain related parties have agreed that through February 23, 1995 they will vote all shares of the Company's common stock in proportion to the votes cast by all other shareholders.

(2) Represents shares held by the Advest Thrift Plan of the Company (the "ATP") in participant ESOP accounts (658,164 shares) and 401(k) accounts (64,633) and shares issuable upon conversion of the Company's 9% Convertible Subordinated Debentures held in ATP 401(k) accounts (21,150). Advest, Inc. acts as trustee for the ATP. Participants may direct the voting of shares held in their ATP ESOP and 401(k) accounts. Participants may elect to acquire or dispose of shares held within their ATP 401(k) accounts but not within their ATP ESOP accounts.

                            EXECUTIVE COMPENSATION

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

The Stock Option and Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Chief Executive Officer and other executive officers named in the Summary Compensation Table set forth below. The Committee administers the Company's incentive bonus plans and stock option plans. The Company's compensation philosophies and determinations are based on the policies described in this report and the industry specific compensation data collected and analyzed with the assistance of a compensation consulting firm.

The Company's compensation practices, which relate to all officers including the Chief Executive Officer, are designed to attract, retain, and reward senior executives who contribute to the long- and short-term success of the Company's business. One of the tools used by the Committee to design a competitive program was a review of compensation packages offered by 11 regional brokerage firms which are substantially the same firms as those used in constructing the share performance chart.

The Company's present executive compensation arrangement consists of base salary, a Management Incentive Plan, and stock option grants. It is customary in the industry for a substantial majority of total compensation to be provided to executives through bonus payments and stock vehicles. The Committee's compensation philosophy is consistent with this industry norm. The Committee focuses on the compensation program in its entirety considering together all components.

Following a review of salary levels, during September 1993 the Committee approved modest base pay increases for fiscal 1994 to reflect the positive contributions of management to the Company's return to profitability and increases in the Company's stock price since October 1991, but also to reinforce the view that significant compensation should be paid only in concert with significant company financial performance.

Effective July 1, 1994, in response to lower activity in the securities markets which reduced the Company's profitability, management initiated a salary reduction program for employees earning in excess of $70,000 annually. This program reduced pay levels for the Chief Executive Officer and other executive officers to levels comparable to those prevailing at the end of fiscal 1993. The Committee accepted these reductions as an appropriate response to changed market conditions.

The Management Incentive Plan for fiscal 1994 provided for incentive compensation for executive officers based upon the Company's pretax income over a specified threshold level. This reflected the Committee's view that enhancing profitability is important and should be rewarded. Although pretax income during fiscal 1994 did slightly exceed the threshold level, in light of a decline in profitability in the latter part of the fiscal year, at management's request, no incentive compensation was awarded under the Management Incentive Plan.

Following consideration of current levels of Company profitability and stock price performance, no option grants were made to executive officers during fiscal 1994. In November 1994 the Board of Directors approved a program which will permit executive officers to invest up to 7.5% of their pre-tax 1995 compensation in units consisting of one share of Company common stock and one stock purchase option. The purchase price for each unit will be the closing price of the common stock on the date of purchase. The shares vest in 1999 and the options vest and become exercisable for a two-year period beginning in 2001. If the executive officer's employment ends before vesting, under certain circumstances the shares and options may be forfeited. This program is intended to increase the current and potential equity holdings of senior management, link compensation in part to increased shareholder wealth, motivate management to a higher level of performance, require the executive group to have a long-term view of the business, and have a substantial retention element. It offers substantially the same terms as the Advest Equity Plan which covers certain of the Company's account executives and other non-executive key employees.

                                            Richard G. Dooley, Chairman
                                            Anthony E. Cascino
                                            Charles T. Larus
                                            John A. Powers

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee during fiscal 1994 were Messrs. Dooley (Chairman), Cascino, Larus and Powers. Mr. Larus previously served as President and Chief Executive Officer of the Company prior to his retirement in 1979. Messrs. Cascino and Larus have resigned from the Board of Directors effective at the Annual Meeting of Stockholders and on December 31, 1994, respectively.

                          SUMMARY COMPENSATION TABLE

The following table sets forth all compensation earned by or paid or awarded to the Chief Executive Officer and the next four most highly compensated executive officers of the Company for all services rendered in all capacities for the periods shown. As permitted by the transitional provisions of the Securities and Exchange Commission's amended proxy rules, All Other Compensation is reported for the 1993 and 1994 fiscal years only. No information is presented for years prior to the year in which the individual became an executive officer of the Company.



                                                    Annual                Long Term
                                                 Compensation            Compensation
                                              ---------------------      ------------
                                                                          Securities    All Other
                                 Fiscal                                   Underlying    Compen-
Name and Principal Position       Year         Salary       Bonus          Options      sation(1)
- ---------------------------      ------       --------    ---------       ----------    ---------
Allen Weintraub(2)                1994        $289,754            0                0    $6,267
Chief Executive Officer           1993         270,000     $220,000           38,000     7,434
and Chairman of the Board         1992         232,500            0           25,000
of the Company and
Advest, Inc.

Charles P. Bassos(3)              1994         180,880            0                0     6,336
President and Chief Executive     1993         180,000            0           10,000     3,825
Officer of Advest Bank

Harry H. Branning(4)              1994         249,941       50,000                0     6,009
Executive Vice President of
Advest, Inc.

Grant Kurtz(5)                    1994         209,000            0                0     8,274
Senior Executive Vice President   1993         200,000      145,000           32,000     5,387
of the Company and President      1992         183,666            0           12,000
of Advest, Inc.

Robert L. Thomas(5)               1994         234,800       26,028                0     7,788
President of Boston Security      1993         234,800       29,010           14,500     5,665
Counsellors, Inc. and             1992         234,800            0            7,500
Executive Vice President
of Advest, Inc.

- -----------------

(1) Commencing 1/1/93, the Company began contributing to each participating employee's Advest Thrift Plan 401(k) Account 1.5% of his or her compensation up to the regulatory compensation limit and an additional contribution of up to 2% of eligible compensation as a match of an equal employee contribution. For the named executive officers for fiscal 1993 and 1994, respectively, these amounts were as follows: Messrs. Weintraub ($7,262 and $6,242), Bassos ($3,825 and $6,331), Branning (not applicable and $5,994), Kurtz ($5,250 and $8,254) and Thomas ($5,502 and $7,763). The
     reported amounts for fiscal 1993 and fiscal 1994, respectively, also include the value of shares of the Company's Common Stock allocated to the named employees' Advest Thrift Plan ESOP Accounts as follows: Messrs. Weintraub ($172 and $25), Bassos ($0 and $20), Branning (not applicable and $15), Kurtz ($137 and $20) and Thomas ($163 and $25).

(2) Mr. Weintraub became Chairman of the Board in December 1993. Mr. Weintraub is a party to a five-year employment agreement with the Company dated 2/14/91, and amended 3/19/93, providing for continued employment as Chief Executive Officer. The agreement provides that Mr. Weintraub's compensation will be set by the Compensation Committee, but in no event will his base salary be less than his base salary on 2/14/91, nor will his share of payments under the Company's Management Incentive Plan be less than that of any other participant. The agreement further provides that, upon request by the Board, for a 10-year period following his retirement on or after age 60 Mr. Weintraub will provide services to the Company as director, trustee of company-sponsored mutual funds, and consultant for aggregate fees of up to $90,000 per year. Should his services be terminated other than for cause, Mr. Weintraub will be entitled to payments based upon two-thirds of the present value of the remaining fees. Mr. Weintraub will also receive supplemental benefits each year during that 10-year period to the extent that, under a formula detailed in the agreement, the payments under the above provisions together with amounts attributable to social security income and Company contributions to the Advest Thrift Plan and its predecessors on his behalf, are less than one-half of his average base salary over his final three years of full-time employment (or $130,000, if less). Upon his death, one- half of those amounts may be payable to his beneficiary.

(3) Mr. Bassos is party to a one-year employment agreement with Advest Bank dated 12/1/93, providing for continued employment as President of Advest Bank for an annual base salary of $187,200. Effective 7/1/94, this base salary was reduced to $169,120 annually under a salary reduction program applicable to employees earning in excess of $70,000 annually. Had specified performance targets been met for fiscal 1994 (which were not met) a bonus of up to $8,000 would have been payable under the Agreement. In the event that Mr. Bassos ceases to occupy his current positions during the term of the agreement, under certain circumstances he will be entitled to severance payments of up to $200,000.

(4) Salary includes a base amount of $150,775 and net commissions on securities transactions of $99,166. Under an agreement with the Company, Mr. Branning earned incentive compensation for fiscal 1994 based upon the Company's earnings per share and revenue growth, as compared to a peer group of comparable retail brokerage firms, or $50,000, if greater.

(5) During fiscal 1994, the Company established the Executive Post-Employment Income Plan, a non-qualified defined benefit plan which covers certain senior executives of the Company designated by the board of directors or its committee. The plan is designed to provide those senior executives with income for 10 years after retirement equal to a target percentage of their final average earnings. The target percentage is 1% for each year of service with the Company before October 1, 1993 and 1.5% for each year of service thereafter. The plan will provide supplemental benefits to reach the target percentage, after taking account of one-half of an assumed level of social security benefits and the annuity value of the senior executive's retirement plan accounts attributable to Company contributions and projected earnings. At September 30, 1994, there were seven participants in the plan, including Messrs. Kurtz and Thomas. Estimated annual benefits payable at normal retirement age to these individuals is as follows: Kurtz ($73,755); Thomas ($38,694).


                                 STOCK OPTIONS

During the fiscal year ended September 30, 1994, there were no option grants made to the executive officers named in the Summary Compensation Table.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

The following sets forth information as of   September 30, 1994 concerning the
value of unexercised options held by the executive officers named in the Summary Compensation Table. There were no option exercises by those persons during the fiscal year ended September 30, 1994. The value of unexercised in-the-money options is calculated by determining the difference between the exercise price of the options and the fair market value of the shares of Common Stock on September 30, 1994 ($5.125).


                                                                                  Total Value of
                                                   Number of Securities         Unexercised in-the-
                        Shares                    Underlying Unexercised            Money Stock
                      Acquired on   Value           Stock Options Held            Options Held at
    Name                Exercise   Realized         at Fiscal Year-End            Fiscal Year-End
    ----              -----------  --------     ---------------------------     -------------------
Allen Weintraub           ___        ___        Exercisable          35,000           $35,575
                                                Unexercisable        38,000                 0
Charles P. Bassos         ___        ___        Exercisable           7,500                 0
                                                Unexercisable         7,500                 0
Harry Branning            ___        ___        Exercisable               0                 0
                                                Unexercisable         2,774                 0
Grant Kurtz               ___        ___        Exercisable          19,000            13,500
                                                Unexercisable        25,000                 0
Robert L. Thomas          ___        ___        Exercisable          14,500             8,438
                                                Unexercisable         7,500                 0

                            SHARE PERFORMANCE CHART

The following chart compares the value of $100 invested in the Company's Common Stock on September 30, 1989 during the five-year period through September 30, 1994, with a similar investment in the Standard and Poor's 500 Index or in a peer group consisting of eleven comparable regional securities firms. The chart assumes reinvestment of any dividends and peer group investment weighted by relative market capitalization at the beginning of each year. The rightmost portion of the chart makes the same comparison over the three-year period from September 30, 1991 to September 30, 1994.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          AMONG THE ADVEST GROUP, INC., S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           THE ADVEST       S&P
(Fiscal Year Covered)        GROUP, INC.    500 INDEX    Peer Group
- ---------------------        ----------     ---------    ----------
Measurement Pt-09/30/1989    $100.00        $100.00      $100.00
FYE 09/30/1990               $ 27.63        $ 90.76      $ 73.41
FYE 09/30/1991               $ 41.41        $118.95      $174.49
FYE 09/30/1992               $ 69.51        $132.03      $172.89
FYE 09/30/1993               $ 84.29        $149.12      $288.02
FYE 09/30/1994               $ 60.63        $154.66      $242.64


               COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN
          AMONG THE ADVEST GROUP, INC., S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           THE ADVEST       S&P
(Fiscal Year Covered)        GROUP, INC.    500 INDEX    Peer Group
- ---------------------        ----------     ---------    ----------
Measurement Pt-09/30/1991    $100.00        $100.00      $100.00
FYE 09/30/1992               $167.86        $111.00      $ 97.22
FYE 09/30/1993               $203.57        $125.36      $161.97
FYE 09/30/1994               $146.43        $130.02      $136.45



PEER GROUP COMPANIES:
Alex. Brown, Inc.
First Albany Companies, Inc.
Inter-Regional Financial Group
Interstate/Johnson Lane, Inc.
Legg Mason, Inc.
McDonald & Co. Investments, Inc.
Morgan Keegan, Inc.
Piper Jaffray Companies, Inc.
Raymond James Financial, Inc.
Scott & Stringfellow Financial, Inc.
Stifel Financial Corp.

                             CERTAIN TRANSACTIONS

Several of the Company's subsidiaries, including Advest, Inc. and Advest Bank, extend credit in the ordinary course of their business. Advest, Inc. is a registered broker-dealer and extends credit in connection with its customers' margin accounts under Regulation T of the Federal Reserve Board. Advest Bank is a Connecticut savings bank which makes residential, consumer and commercial loans in the ordinary course of its business. Several directors and executive officers, nominees for director, and members of such persons' families and entities related to them, have margin accounts with Advest, Inc. or loans from Advest Bank or both, which are, individually or in the aggregate, in excess of $60,000. In each case such loans have been made in the ordinary course of business of Advest, Inc. or Advest Bank, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

           PROPOSAL 2. 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

In November 1994, the Board of Directors (the "Board") approved the adoption of the 1994 Non-Employee Director Stock Option Plan (the "Plan"). The following description is a summary of the Plan as proposed, a copy of which is attached hereto as Exhibit A. The Plan will become effective upon its approval by the stockholders of the Company at the Annual Meeting (the "Effective Date").

PURPOSE. The purpose of the Plan is to advance the interests of the Company by attracting and retaining the continued services of non-employee directors with the requisite qualifications and by encouraging such directors to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of options (the "Options") under the Plan will promote continuity of management and increased personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

SHARES SUBJECT TO OPTIONS. The aggregate number of shares of the Company's Common Stock and/or treasury shares (the "Shares") that may be issued pursuant to the Plan is 50,000, subject to adjustment for stock dividends, stock splits, recapitalizations, mergers, consolidations, and similar events. If any Options expire or terminate for any reason without having been exercised in full, such unpurchased Shares will again be available for the grant of Options. The closing price per share of the Common Stock as reported on the New York Stock Exchange on December 9, 1994 was $5.25 per share.

ADMINISTRATION. The Plan will be administered by the Stock Option and Compensation Committee (the "Committee") which is appointed by the Board. Each member of the Committee must be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"). The Committee will have complete authority to interpret the Plan, and to make all determinations necessary for the administration of the Plan; however, the Committee will have no discretion to determine the non-employee directors who will receive Options, the number of Shares subject to Options, the terms upon which, the times at which, or the periods within which Shares may be acquired, or the Options may be acquired and exercised. The expenses of the Plan will be paid by the Company.

ELIGIBILITY. The individuals eligible to receive Options under the Plan are members of the Board who are not otherwise employees of the Company or any of its subsidiaries on the date of grant and who have not within twelve months preceding the date of grant been eligible to receive options under any other stock plan maintained by the Company (the "Participants"). It is expected that five persons will be eligible to participate in the Plan as of the Effective Date.

GRANT OF OPTIONS. Each Participant on the Effective Date of the Plan will receive an automatic grant of an Option to purchase 1,500 Shares. Directors who are newly elected to the Board after the Effective Date will receive an automatic grant of an Option to purchase 1,500 Shares on the date of such election (or, if elected after August 1 of a calendar year, on the date of the Annual Meeting of the stockholders of the Company immediately following such election). On the date of each Annual Meeting subsequent to such grant, each director who has previously been granted an Option shall automatically be granted an additional Option to purchase 1,500 shares. Automatic grants will be made only if the director is a Participant on the applicable date, and will be reduced pro rata if the number of Shares available for grant under the Plan on the applicable date is not sufficient to make the automatic grants required under the Plan.

OPTION PRICE. The initial per Share price to be paid by a Participant upon the exercise of an Option will be equal to the fair market value of a Share on the date of grant.

EXERCISE OF OPTIONS. Options under the Plan are exercisable for a period of five years from the date of grant, however, no Option may be exercised until 30 months after the date of grant, at which time one-third of the Option grant will be exercisable. An additional one-third of the Option grant will become exercisable 42 months after the date of grant, and the remaining one-third will become exercisable 54 months after the date of grant. Participants must furnish a written notice of intent to exercise an Option. The number of shares which may be purchased at any one time will be 100 Shares, a multiple thereof, or the total number at the time purchasable under the Option. The exercise price will be payable in cash, or by certified check, bank draft, postal or express money order, by the surrender of Shares then owned by the Participant, or any combination thereof. No Option may be assigned or transferred except by will and/or by the laws of descent and distribution. During the life of any Participant, each Option granted to the Participant may be exercised only by the Participant.

STOCKHOLDER RIGHTS. A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued for such Shares and then only from the date the certificate is issued.

AMENDMENT AND DURATION. The Board may suspend or discontinue the Plan or revise it or amend it in any respect whatsoever; except that any amendment requiring stockholder approval under Rule 16b-3 of the Act may not be made without the approval of the stockholders of the Company. Under Rule 16b-3 as currently in effect, stockholder ratification would be necessary if the Board took any of the following actions: (a) materially increased the aggregate number of Shares which may be issued under Options pursuant to the Plan; (b) changed the class of individuals eligible to receive Options; or (c) otherwise materially increased the benefits accruing to Participants in the Plan. Additionally, the Plan provides that the provisions of the Plan relating to eligibility and the amount, timing and terms of grants may not be amended more than once every six months.

Unless sooner terminated by the Board, the Plan will remain in effect through the fourth annual meeting of the stockholders of the Company after the effective date. No Options may be granted after the termination of the Plan; however, such termination will not affect any Options previously granted.

TERMINATION. If a Participant terminates service as a director for any reason other than disability or death, any outstanding Option held by the Participant shall terminate on the date of the Participant's termination of service. If a Participant's service as a director is terminated by disability or death, the Participant, or the representtive of the Participant's estate or his or her beneficiaries to whom the Option has been transferred, will have the right to exercise any outstanding Option until the date on which such Option would otherwise expire.

FEDERAL INCOME TAX CONSEQUENCES. Upon the exercise of an Option, an optionee will recognize ordinary compensation income in an amount equal to the excess over the Option price of the fair market value of the Shares on the date of the exercise. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above. To the extent that an optionee recognizes capital gains as described above, the Company will not be entitled to a deduction for federal income tax purposes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL 2.
                                        ----

                       PROPOSAL 3.  STOCKHOLDER PROPOSAL

The Company has been informed by Mr. John Jennings Crapo, Post Office Box 151, Porter Square, Cambridge, MA 02140-0002, the owner of 232 shares, that he plans to present a resolution at the meeting concerning the manner in which directors are to be elected. The Board of Directors and Management believe that adoption of this resolution is not in the best interests of the Company and recommends a vote AGAINST this resolution. An affirmative majority of the votes cast at the meeting in person or by proxy would be required for adoption of this resolution. The resolution Mr. Crapo intends to present, and his supporting statement, as submitted to the Company, are as follows:

    "The Board of Directors of THE ADVEST GROUP, INC. ("the Group") present to shareholders an appropriate amendment to the CERTIFICATE OF INCORPORATION to provide that at subsequent elections Directors whose terms of office have expired be elected annually and not by classes as is presently provided.

"Condensation of Supporting Statement
- -------------------------------------

    "The Proposal was to have been presented at the January 27, 1994 Stockholder Meeting. In his January 28, 1994 letter to Mr. Lee G. Kuckro, Secretary of THE ADVEST GROUP, INC. (the "Group") proponent provided a detailed explanation why he did not Present the Proposal as planned January 27, 1994. Proponent in his letter of February 08, 1994 to Mr. Kuckro explained further, Proponent is NOT an Attorney, Proponent is Not Trained in legal writing, and Proponent is not represented by a lawyer. Additionally this Friday February 11, 1994 he adds he's his own clerk-typist.

    "Mr. David A. Horowitz, Esquire, Assistant General Counsel of Advest, Inc. in his letter of February 04, 1994 which was postmarked 08 February 1994 at Hartford explained Proponent must be briefer.

    "The "Connecticut Yankee" of AMTRAK departed Boston January 27, 1994 at 6:35 AM but reached Hartford about noon. It had been scheduled to arrive at 9:27 AM at Hartford. The train station for proponent is but a five minutes walk from Sheraton Hotel and since January 27, 1994 was his third introduction of the proposal he knows the way now from the station to the stockholder meeting site. Proponent purchased his round trip train ticket at his own expense (of $41) January 25, 1994. When Proponent was informed train might be late, Conductor allowed him to use pay phone at Worcester train station to send Mr. Kuckro Mailgram about 8:13AM informing Mr. Kuckro of the itinerary disruption. The mailgram was about $35 and like all expenses associated with the Proposal have
                                ---
been at Proponent's expense. Unfortunately the Mailgram contained a misspelling of the Secretary's last name; Proponent had thought he was clear; he hurried and was afraid the "Connecticut Yankee" would abruptly leave, leaving him at the station. Proponent over the years has had his name misspelled but SEC rules do not permit him giving examples if the GROUP decided to object.

    "The Proposal if approved by us shall provide for abolition of staggered election of Directors, once our Board of Directors take the necessary measures to insure it shall be completely implemented. Initially the Proposal requests our Board of Directors to present us an Amendment to the CERTIFICATE OF INCORPORATION to provide at future elections Directors whose terms of office have expired be elected annually and not by classes as is presently provided. After said Amendment is adopted then the steps shall be in place to elect Directors whose terms are to expire so they shall be elected Annually.

                                            Respectfully yours,

                                            John Jennings Crapo"



THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL 3,
                                                        -------
FOR THE FOLLOWING REASONS:


The Board believes that the longer terms of directors and the longer time required to elect a majority of the classified Board will help to assure the continuity and stability of the Company's management and policies, because a majority of the directors at any given time will have prior experience as directors of the Company. At least two stockholder meetings, instead of one, ordinarily will be required to effect a change in the control of the Board. The classification of the Board of Directors has the effect of making it more difficult to change the composition of the Board. The Stockholders of the Company approved a change in the Company's Articles of Incorporation to create a classified Board of Directors by a vote of 64% of the outstanding shares at the 1989 Annual Meeting.

                   STOCKHOLDER PROPOSALS FOR FUTURE MEETINGS

Stockholder proposals intended to be presented at the Annual Meeting of Stockholders in 1996 must be received by the Company at its principal executive office in Hartford, Connecticut not later than August 20, 1995 in order to be considered for inclu-sion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 1996.

                          RELATIONSHIP WITH AUDITORS

The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent accountants, as the independent auditors of the Company for the fiscal year ending September 30, 1995. It is expected that representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting of Stockholders where they will each have opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                                 OTHER MATTERS

The Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before such meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment on such matters.

                                              /s/ Lee G. Kuckro

                                              Lee G. Kuckro
                                              Secretary
                                              December 20, 1994

                                                                       EXHIBIT A

                            THE ADVEST GROUP, INC.

                 1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1. PURPOSE. The purpose of this 1994 Non-Employee Director Stock Option Plan (the "Plan") is to attract and retain the continued services of non-employee directors of The Advest Group, Inc. (the "Company") with the requisite qualifications and to encourage such directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of options (the "Options") under the Plan will promote continuity of management and increased personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon its approval by the stockholders of the Company (the "Effective Date").

3. STOCK SUBJECT TO PLAN. 50,000 in the aggregate of the authorized but unissued shares of the Company's common stock, $1 par value per share (the "Shares") and/or treasury shares shall be reserved for issuance upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the grant of Options.

4. ADMINISTRATION. The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the provisions of the Plan, the Committee shall have complete authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion to determine the non-employee directors who will receive Options, the number of Shares subject to Options, the terms upon which, the times at which or the periods within which Shares may be acquired or the Options may be acquired and exercised.

5. COMMITTEE. This Plan shall be administered by a Stock Option and Compensation Committee (the "Committee"), the composition of which shall meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee.

6. ELIGIBILITY. An Option may be granted only to members of the Board who are not otherwise employees of the Company or any of its subsidiaries on the date of grant and who have not within 12 months preceding the date of grant been eligible to receive options under any other stock option plan maintained by the Company (the "Participants").

7. GRANT OF OPTIONS AND OPTION PRICE.

   (a) PARTICIPANTS ON THE EFFECTIVE DATE. Each individual who is a Participant on the Effective Date shall automatically be granted on the Effective Date an Option to purchase 1,500 Shares.

   (b) FUTURE PARTICIPANTS. Directors who are newly elected to the Board after the Effective Date shall receive an automatic grant of an Option to purchase 1,500 Shares on the date of such election (or, if elected after August 1 of a calendar year on the date of the annual meeting of the stockholders of the Company immediately following such election); provided, that such automatic grant shall only be made if the director is a participant on such date, and such automatic grant shall be subject to pro rata reduction to the extent that the number of Shares subject to future grant under the Plan is not sufficient to make the full automatic grants required to be made pursuant to the Plan on such date.

   (c) ADDITIONAL GRANTS. Each director who has previously been granted an Option shall automatically be granted on the date of each annual meeting of the stockholders of the Company subsequent to such grant an additional Option to purchase 1,500 Shares; provided, that such automatic grant shall only be made if the director is a Participant on such date, and such automatic grant shall be subject to pro rata reduction to the extent that the number of Shares subject to future grant under the Plan is not sufficient to make the full automatic grants required to be made pursuant to the Plan on such date.

   (d) PRICE. The initial per Share price to be paid by a Participant upon the exercise of an Option shall be equal to the fair market value of a Share on the date of grant. For the purposes hereof, the fair market value of a Share on any date shall be the closing stock price of a Share as reported on the New York Stock Exchange on such date, or if no such prices are available, the fair market value as determined by reasonable rules to be adopted by the Committee.

8. OPTION PERIOD.   Participants shall be granted Options which are exercisable for a period of 5 years from the date of the granting thereof. Notwithstanding the foregoing, no Option granted under this Plan shall be exercisable until 30 months after the grant thereof, at which point 1/3 of such Option shall become exercisable. An additional 1/3 of such Option shall become exercisable 42 months after the grant thereof and the remaining 1/3 of such Option shall become exercisable 54 months after the grant thereof.

9. EXERCISE OF OPTION. Subject to Section 8, an Option may be exercised in whole or in part at any time after the date it is granted and only by a written notice of intent to exercise the Option with respect to a specified number of Shares and payment to the Company (i) in cash or by certified check, bank draft or postal or express money order, (ii) by the surrender of Shares then owned by the Participant, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 9, of the amount of the Option exercise price for the number of Shares with respect to which the Option is then exercised. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof, or the total number at the time purchasable under the Option.

10. TRANSFERABILITY.   No Option shall be assignable or transferable except by
will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to the Participant may be exercised only by the Participant.

11. CEASING TO BE A DIRECTOR.

    (a) TERMINATION. If a Participant terminates service as a director for any reason other than those set forth in clause (b) below, any outstanding Option held by the Participant shall terminate on the date of such termination.

    (b) DISABILITY OR DEATH. If a Participant's service as a director is terminated by disability (which condition constitutes total disability under the federal Social Security Acts) or death, the Participant or the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right to exercise any outstanding Option until the date on which such Option would otherwise expire.

12. DURATION OF PLAN. Unless sooner terminated, the Plan shall remain in effect through the fourth annual meeting of stockholders of the Company after the Effective Date and shall thereafter terminate. No Options may be granted after the termination of this Plan; provided, however,that termination of the Plan shall not affect any Options previously granted, which Options shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.

13. CHANGES IN CAPITAL STRUCTURE, etc. In the event of changes in the outstanding common stock of the Company by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combination or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. In addition, the Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant's appropriate interest shall be maintained as before the occurrence of such event; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the option price per Share.

In addition, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder, shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options the consideration payable with respect to the outstanding Shares in connection with the Acquisition, or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the Shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

14. RIGHTS AS SHAREHOLDER. A Participant entitled to Shares as a result of the exercise of an option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

15. EXPENSES. The expenses of this Plan shall be paid by the Company.

16. COMPLIANCE WITH APPLICABLE LAW. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

17. APPLICATION OF FUNDS. Any cash proceeds received by the Company from the sale of Shares pursuant to options will be used for general corporate purposes.

18. AMENDMENT OF THE PLAN. The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever; except that any amendment requiring stockholder approval under Rule 16b-3, as such Rule is in effect on the Effective Date and as it may be subsequently amended, shall not be made without approval of the stockholders of the Company; and provided, that the provisions of Sections 6 and 7 of the Plan amy not be amended more than once every six (6) months, except as otherwise provided in or permitted by Rule 16b-3. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.

PROXY                        THE ADVEST GROUP, INC.                       PROXY
                280 Trumbull Street, Hartford, Connecticut 06103
           PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                               January 26, 1995

The undersigned stockholder of The Advest Group, Inc. hereby appoints Allen Weintraub, Lee G. Kuckro and David A. Horowitz or any of them, attorneys, and proxies for the undersigned, with power of substitution to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of the Company's Common Stock standing in the name of the undersigned at the Annual Meeting of Stockholders of The Advest Group, Inc. to be held at the Sheraton Hotel, Civic Center Plaza, Hartford, Connecticut on January 26, 1995 at 10:30 a.m. and any adjournments thereof;

PROPOSAL (1)  ELECTION OF FOUR DIRECTORS

[ ] GRANT AUTHORITY to vote for all nominees (except as otherwise specified below)

[ ] WITHHOLD AUTHORITY to vote for all nominees

                 George A. Boujoukos        Anthony A. LaCroix
                 Corine T. Norgaard         Sanford Cloud, Jr.

(INSTRUCTION: To withhold authority to vote for individual nominee or nominees print the name of such nominee or nominees on the space provided below)

- -------------------------------------------------------------------------------
THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE FOR THE FOLLOWING
                                                       ---
PROPOSAL (2).


PROPOSAL (2) Approve and adopt the Advest Group, Inc. 1994 Non-Employee Director
             Stock Option Plan:

              [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE AGAINST THE FOLLOWING
                                                       -------
PROPOSAL (3).


PROPOSAL (3) Stockholder proposal to provide that Directors be elected annually and not by classes as is now provided:

              [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

PROPOSAL (4) In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                         (Please sign on reverse side)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL GRANT AUTHORITY TO VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSAL (2) AND AGAINST PROPOSAL (3).

The undersigned hereby acknowledges receipt of notice of said meeting and the related Proxy Statement.

Please mark, date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as such.

If the stockholder giving this proxy
attends the Meeting he may vote in person Dated ___________________ 19___ in lieu of having his proxy voted.
                                               _______________________________
Please sign and return promptly in the
enclosed envelope which requires no postage    _______________________________
if mailed in the U.S.A.                        (Signature of Stockholder)